EXHIBIT 10.8

                                IVAX CORPORATION

                            U.S. INCENTIVE BONUS PLAN


         1. PURPOSE OF PLAN: The purpose of the U.S. Incentive Bonus Plan (the "Plan") is to recognize, motivate and provide meaningful financial incentives to designated employees at IVAX Corporation and certain of its subsidiaries to meet corporate and business unit profit objectives.

         2. DEFINITIONS. In addition to terms defined elsewhere in this Plan, the following terms shall have the meanings indicated for purposes of the Plan.

                  "BASE COMPENSATION" of an Eligible Participant means his or her annual base salary earned during the applicable Plan Year.

                  "BONUS AWARD" means the actual bonus, if any, to be paid to an Eligible Participant with respect to a Plan Year.

                  "BONUS LEVEL" means the actual Bonus Level used to calculate an Eligible Participant's Bonus Award.

                  "BUSINESS UNIT TARGET" means, for any Plan Year, the target financial criteria and performance level for the applicable business unit established by Corporate Management, calculated as prescribed by Corporate Management.

                  "COMMITTEE" means the Compensation and Stock Option Committee of the Board of Directors of IVAX Corporation.

                  "CORPORATE MANAGEMENT" means the officer or officers of IVAX Corporation selected by the Committee to make determinations under the Plan.

                  "CORPORATE TARGET" means, for any Plan Year, the target level of earnings per share for IVAX Corporation established by Corporate Management, calculated as prescribed by Corporate Management.

                  "ELIGIBLE PARTICIPANT" means each employee of IVAX who is designated by Corporate Management as eligible to participate in the Plan and to receive Bonus Awards under the Plan with respect to a specific Plan Year. Except as otherwise determined by Corporate Management, any employee who participates in any other bonus plan offered by IVAX is not eligible to participate in the Plan. Corporate Management may declare an Eligible Participant ineligible to receive a Bonus Award if his or her conduct or performance so warrants.





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                  "IVAX" means IVAX Corporation and its U.S.-based subsidiaries, other than IVAX Industries, Inc.

                  "MAXIMUM BONUS LEVEL" means, for any Plan Year, the percentage of Base Compensation approved by Corporate Management for an Eligible Participant as such person's "Maximum Bonus Level."

                  "PLAN YEAR" means a fiscal year of IVAX Corporation in which the Committee has determined to implement the Plan.

         3. EFFECTIVE DATE OF PLAN: The Plan shall be effective for the fiscal year beginning January 1, 1996, and for each fiscal year thereafter in which the Committee determines to implement the Plan.

         4.       BONUS LEVEL.

                  (a) NON-CORPORATE ELIGIBLE PARTICIPANTS. For any Plan Year, the Bonus Level of an Eligible Participant employed by a business unit (other than corporate) shall be equal to the sum of the following components: (1) if and only if the Business Unit Target is satisfied for the Plan Year, the sum of
(a) 25% of his or her Maximum Bonus Level and (b) up to 25% of his or her Maximum Bonus Level, based on such person's individual performance during the Plan Year; and (2) if and only if the Corporate Target is satisfied for the Plan Year, the sum of (x) 25% of his or her Maximum Bonus Level and (y) up to 25% of his or her Maximum Bonus Level, based on such person's individual performance during the Plan Year. The individual performance component of the Bonus Level shall be determined by Corporate Management in its discretion.

                  (b) CORPORATE ELIGIBLE PARTICIPANTS. For any Plan Year, the Bonus Level of an Eligible Participant employed by corporate shall be equal to the sum of the following components: (1) if and only if the Corporate Target is satisfied for the Plan Year, 50% of his or her Maximum Bonus Level and (2) if and only if the Corporate Target is satisfied for the Plan Year, up to 50% of his or her Maximum Bonus Level, based on such person's individual performance during the Plan Year. The individual performance component of the Bonus Level shall be determined by Corporate Management in its discretion.

         5. BONUS AWARD. The Bonus Award to be paid to each Eligible Participant, if any, shall be equal to his or her Bonus Level for the applicable Plan Year multiplied by his or her Base Compensation for the applicable Plan Year. Unless otherwise determined by Corporate Management, the Bonus Award of any Eligible Participant who was not employed by IVAX at the commencement of the Plan Year shall be pro-rated; provided that, unless otherwise determined by Corporate Management, no Bonus Awards shall be paid to any Eligible Participant who was not employed as of October 1st of the applicable Plan Year. Bonus Awards, if any, will be paid to Eligible Participants as soon as practical after financial results are announced for the applicable Plan Year, but no later than March 31st of the following year. Payment of all Bonus Awards are subject to the approval of Corporate Management.



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         6. TERMINATION OF EMPLOYMENT. Unless otherwise determined by Corporate
Management, an Eligible Participant who terminates his or her employment prior to the Bonus Award payment date for a Plan Year for any reason will not be eligible to receive any Bonus Award. Corporate Management shall determine whether and the extent to which an Eligible Participant who retires, becomes disabled, or dies during a Plan Year shall be entitled to receive a Bonus Award on a case by case basis.

         7. CERTAIN PLAN MATTERS. Corporate Management shall have the authority, in its discretion, to interpret all provisions of the Plan and their application, and to make any other determinations deemed necessary or advisable with respect to the Plan and its administration. Participation in the Plan does not confer upon any Eligible Participant any right with respect to continuation of employment by IVAX, nor interfere with the right of IVAX to terminate the employee at any time. Participation in the Plan for any Plan Year does not confer a right to participation in the Plan in any subsequent Plan Year. The existence of the Plan does not limit Corporate Management's right to make any other compensation or bonus arrangements with IVAX employees. The Plan is unfunded, and no amounts will be set aside for Bonus Awards unless otherwise determined by Corporate Management.

         8. DETERMINATIONS WITH RESPECT TO CERTAIN EMPLOYEES. With respect to all executive officers of IVAX, as defined under Section 16 of the Securities and Exchange Act of 1934, as amended, and certain other officers of IVAX Corporation for which the Committee approves compensation, all determinations which may be made by Corporate Management under the Plan shall be made instead by the Committee, including without limitation, the determination of the Maximum Bonus Level, Corporate Target, Business Unit Target, and the individual performance component of the Bonus Level.

         10. AMENDMENT. Corporate Management may amend or terminate the Plan in its discretion at any time.

         11. GOVERNING LAW. This Plan shall be governed by the laws of the State of Florida, without regards to the conflict of law principles thereof.



Dated:  March 15, 1996